SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                        DEAN WITTER BALANCED GROWTH FUND

(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)

(B) TOTAL RETURN (NO LOAD FUND)

                               -                              -
                              |        ----------------------  |
FORMULA:                      |       |                        |
                              |  /\ n |          EV            |
            t  =              |    \  |     -------------      |  - 1
                              |     \ |           P            |
                              |      \|                        |
                              |_                              _|

                           EV
           TR  =       ----------         - 1
                            P

                        t = AVERAGE ANNUAL COMPOUND RETURN
                        n = NUMBER OF YEARS
                       EV = ENDING VALUE
                        P = INITIAL INVESTMENT
                       TR = TOTAL RETURN

                               (B)                                          (A)
  $1,000          EV AS OF      TOTAL               NUMBER OF          AVERAGE ANNUAL
INVESTED - P      31-Jan-96     RETURN - TR         YEARS - n        COMPOUND RETURN - t
-----------      -----------    ------------      --------------     --------------------
 28-Mar-95        $1,221.30        22.13%             0.8460                  NA

(C) AVERAGE ANNUAL TOTAL RETURNS (STANDARIZED COMPUTATIONS) WITHOUT WAIVER OF FEES AND ASSUMPTION OF EXPENSES.

                              -                              -
                             |        ----------------------  |
FORMULA:                     |       |                        |
                             |  /\ n |          EVb           |
           tb =              |    \  |     -------------      |  - 1
                             |     \ |           P            |
                             |      \|                        |
                             |_                              _|

                       tb = AVERAGE ANNUAL COMPOUND RETURN
                            (DEDUCTION FOR EXPENSES ASSUMED BY FUND MANAGER)
                        n = NUMBER OF YEARS
                      EVb = ENDING VALUE (DEDUCTION FOR EXPENSES
                            ASSUMED BY FUND MANAGER)
                        P = INITIAL INVESTMENT

                                                          (C)
  $1,000          EVb AS OF       NUMBER OF         AVERAGE ANNUAL                  TOTAL
INVESTED - P      31-Jan-96       YEARS - n      COMPOUND RETURN - tb            RETURN - TR
-----------       -----------    -----------     --------------------         ----------------
 28-Mar-95         1,210.10       0.8460                NA                       21.01

(D)      GROWTH OF $10,000
(E)      GROWTH OF $50,000
(F)      GROWTH OF $100,000

FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION


$10,000             TOTAL           (D)   GROWTH OF           (E)   GROWTH OF             (F)   GROWTH OF
INVESTED - P     RETURN - TR     $10,000 INVESTMENT- G      $50,000 INVESTMENT- G      $100,000 INVESTMENT- G
-----------      -----------     ---------------------      ---------------------      ----------------------
 28-Mar-95         22.13                $12,213                    $61,065                     $122,130